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      As filed with the Securities and Exchange Commission on May 14, 2002
                                      Registration Nos. 333-43041 and 333-43043
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549
                            --------------------
                      POST EFFECTIVE AMENDMENT NO. 4 TO
                                   FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            --------------------
                  WORLD MONITOR TRUST-SERIES B and SERIES C

           (Exact Name of Registrant as Specified in its Charter)

        Delaware                  6799                        13-3985042
        --------                  ----                        ----------
(State of Organization)  (Primary Standard Industrial      (I.R.S. Employer
                          Classification Code Number)    Identification Number)

                        One New York Plaza, 13th Floor
                        New York, New York  10292-2013
                               (212) 214-1000

                        (Address and telephone number of
                    registrant's principal executive offices)
                            --------------------
                         Eleanor L. Thomas, President
                   Prudential Securities Futures Management Inc.
                         One New York Plaza, 13th Floor
                         New York, New York  10292-2013
                               (212) 214-1000

           (Name, address and telephone number of agent for service)

                                  Copies to:
                             Fred M. Santo, Esq.
                         Katten Muchin Zavis Rosenman
                              575 Madison Avenue
                          New York, New York 10022
                               (212) 940-8800

    Approximate date of commencement of proposed sale to the public: FILED FOR THE PURPOSE OF DEREGISTRATION OF UNSOLD SECURITIES.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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Deregistration of Securities

    This Post-Effective Amendment No. 4 to the Registration Statements on Form S-1 (333-43041 and 333-43043) of World Monitor Trust -- Series B and Series C (each, a "Registrant") is filed for the purpose of deregistering unsold securities pursuant to an undertaking contained in the Registration Statements. Each Registrant registered $33 million of trust interests ("Interests") pursuant to the Registration Statements, as amended, which were initially declared effective on March 24, 1998. The Interests were publicly offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933.

    On February 25, 2002, Prudential Securities Futures Management, Inc., the managing owner of the Registrants (the "Managing Owner"), determined to cease the public offering of unsold interests of the Registrants as of April 30, 2002.

    Series B has sold an aggregate $29,806,714 of limited trust interests and hereby deregisters $3,193,286 of limited interests.

    Series C has sold an aggregate $23,477,365 of limited trust interests and hereby deregisters $9,522,635 of limited interests.

                        ----------------------------

    This Post-Effective Amendment No. 4 to the Registration Statement has been signed below pursuant to Rule 478(a) of the General Rules and Regulations under the Securities Act of 1933, in the City of New York, State of New York, on the 3rd day of May 2002.

                         WORLD MONITOR TRUST - SERIES B and SERIES C

                         By: Prudential Securities Futures Management Inc., Managing Owner

                         By:    /s/ Eleanor L. Thomas
                                ---------------------------------------------
                                Eleanor L. Thomas, President